                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT

DEUTSCHE BANK SECURITIES INC.
31 WEST 52ND STREET
NEW YORK, NEW YORK 10019

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
4 WORLD FINANCIAL CENTER, 10TH FLOOR
250 VESEY STREET
NEW YORK, NEW YORK 10080
AND

MORGAN STANLEY & CO. INCORPORATED
1585 BROADWAY, 3RD FLOOR
NEW YORK, NEW YORK  10036


AS REPRESENTATIVES OF THE SEVERAL
       UNDERWRITERS NAMED ON SCHEDULE I HERETO


                                                               December 10, 2002

Ladies and Gentlemen:

          SLM Funding Corporation, a Delaware corporation (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 10, 2002 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley, on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement dated as of December 1, 2002 between the Company and Chase Manhattan Bank USA, National Association, as trustee (the "Eligible Lender Trustee"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of December 1, 2002 (the "Indenture"), between The Bank of New York, as trustee (the "Indenture Trustee").

          Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

          The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of
Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

          During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including December 18, 2002, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

          Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

          If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                           Very truly yours,

                                           SLM FUNDING CORPORATION


                                           By: /s/ MARK L. HELEEN
                                               ---------------------------------
                                               Name:  Mark L. Heleen
                                               Title: Vice President

                                           STUDENT LOAN MARKETING ASSOCIATION


                                           By: /s/ MICHAEL E. SHEEHAN
                                               ---------------------------------
                                               Name:  Michael E. Sheehan
                                               Title: Vice President

Accepted as of the date hereof:


DEUSTCHE BANK SECURITIES INC.

By: /s/ PAUL VAMBUTAS
    --------------------------
    Name:  Paul Vambutas
    Title: Director

By: /s/ JAMES MURPHY
    --------------------------
    Name:  James Murphy
    Title: Vice President


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ GEOFFREY R. WITT
    --------------------------
    Name:  Geoffrey R. Witt
    Title: Authorized Signatory


MORGAN STANLEY & CO. INCORPORATED

By: /s/ WARREN FRIEND
    --------------------------
    Name:  Warren Friend
    Title: Managing Director

                                   SCHEDULE I

                 AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

  UNDERWRITER                             CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4        CLASS B
Deutsche Bank Securities Inc.           $  37,400,000   $  73,600,000   $  34,600,000   $  83,700,600   $  7,091,800

Merrill Lynch, Pierce, Fenner &         $  37,400,000   $  73,600,000   $  34,600,000   $  83,700,600   $  7,091,800
Smith Incorporated

Morgan Stanley                          $  37,400,000   $  73,600,000   $  34,600,000   $  83,700,600   $  7,091,800

Banc of America Securities LLC          $  37,400,000   $  73,600,000   $  34,600,000   $  83,700,600   $  7,091,800

Banc One Capital Markets, Inc.          $  37,400,000   $  73,600,000   $  34,600,000   $  83,700,600   $  7,091,800

TOTAL                                   $ 187,000,000   $ 368,000,000   $ 173,000,000   $ 418,503,000   $ 35,459,000
                                        =============   =============   =============   =============   ============

                                   SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:

          Floating Rate Class A-1 Student Loan-Backed Notes
                        (for purposes of this Schedule II, "Class A-1") Floating Rate Class A-2 Student Loan-Backed Notes
                        (for purposes of this Schedule II, "Class A-2") Floating Rate Class A-3 Student Loan-Backed Notes
                        (for purposes of this Schedule II, "Class A-3") Floating Rate Class A-4 Student Loan-Backed Notes
                        (for purposes of this Schedule II, "Class A-4") Floating Rate Class B Student Loan-Backed Notes
                        (for purposes of this Schedule II, "Class B")

AGGREGATE PRINCIPAL AMOUNT OF EACH CLASS:

          Class A-1:    $ 187,000,000
          Class A-2:    $ 368,000,000
          Class A-3:    $ 173,000,000
          Class A-4:    $ 418,503,000
          Class B:      $  35,459,000

PRICE TO PUBLIC OF EACH CLASS:

          Class A-1:    100.00%
          Class A-2:    100.00%
          Class A-3:    100.00%
          Class A-4:    100.00%
          Class B:      100.00%

PURCHASE PRICE BY UNDERWRITERS OF EACH CLASS:

          Class A-1:    99.850%
          Class A-2:    99.800%
          Class A-3:    99.780%
          Class A-4:    99.760%
          Class B:      99.710%

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:  Same Day Funds

INDENTURE: Indenture, dated as of December 1, 2002, among The Bank of New York, as Indenture Trustee, the SLM Student Loan Trust 2002-8, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

MATURITY:

          Class A-1:    December 2006 Distribution Date
          Class A-2:    June 2010 Distribution Date
          Class A-3:    December 2011 Distribution Date
          Class A-4:    March 2019 Distribution Date
          Class B:      June 2024 Distribution Date

INTEREST RATE:

          Class A-1:    3-month LIBOR plus 0.02%
          Class A-2:    3-month LIBOR plus 0.04%
          Class A-3:    3-month LIBOR plus 0.10%
          Class A-4:    3-month LIBOR plus 0.20%
          Class B:      3-month LIBOR plus 0.50%

FORM OF DESIGNATED SECURITIES:     Book-Entry (DTC)


TIME OF DELIVERY:   December 18, 2002


CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Student Loan Marketing Association
     11600 Sallie Mae Drive
     Reston, VA 20193

NAMES AND ADDRESSES OF REPRESENTATIVES:

  Designated Representatives:    Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated

     Address for Notices, etc.:  Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                                 4 World Financial Center, 10th Floor
                                 250 Vesey Street
                                 New York, New York 10080
                                 Attn: Geoffrey Witt

     MODIFICATIONS TO UNDERWRITING AGREEMENT (SOLELY FOR PURPOSES OF THIS PRICING AGREEMENT):

     1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:

          In addition, the Trust will enter into a swap agreements (the "Swap Agreements") with Deutsche Bank AG New York Branch, Merrill Lynch Capital Services, Inc. and Morgan Stanley Capital Services Inc. (the "Swap Counterparties").

     2. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:

          (n) The Swap Agreement shall have been entered into by the Trust and the Swap Counterparties, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder at or before the Time of Delivery.

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